Exhibit 10(m)(viii)

                 ALBANY INTERNATIONAL CORP. 2005 INCENTIVE PLAN

          (As Approved by the Board of Directors on February 18, 2005)
                  (As Approved by Shareholders on May 12, 2005)

1. Purpose of the Plan

      This Albany International Corp. 2005 Incentive Plan is intended to promote the interests of Albany International Corp. (including any successor thereto by way of merger, consolidation or reorganization, the "Company") and its shareholders by providing the employees of the Company and its subsidiaries, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company. The Plan is designed to meet this goal by providing such employees with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2. Definitions

      As used in the Plan, the following definitions apply to the terms indicated below:

      a) "Board of Directors" means the Board of Directors of the Company.

      b) "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in the City of New York are authorized or obligated by Law to close.

      c) "Change in Control" shall be deemed to have occurred if (i) whether as a result of a merger, consolidation, going-private transaction or any other event, the shares of Common Stock are no longer traded on an "exchange" within the meaning of the Exchange Act for a period of more than ten consecutive days on which there is trading generally in securities on such exchange; (ii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (iii) Permitted Shareholders no longer are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange
Act) of securities of the Company representing in the aggregate at least 40% of the combined voting power of the Company's then outstanding securities; provided that, no such event shall be deemed a Change of Control if contrary to the change of control provisions of Section 409A of the Code.

      d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      e) "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      f) "Committee" means the Compensation Committee of the Board of Directors.

      g) "Common Stock" means the Company's Class A Common Stock, $.001 par value per share, or any other security into which such stock shall be changed pursuant to the adjustment provisions of Section 10 of the Plan.



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      h) "Company" means Albany International Corp. and any successor thereto by way of merger, consolidation or reorganization.

      i) "Covered Employee" means a Participant who at the time of reference is a "covered employee" as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute.

      j) "Director" means a member of the Board of Directors who is not at the time of reference an employee of the Company.

      k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      l) "Fair Market Value" means, with respect to a share of Common Stock, as of the applicable date of determination, the fair market value of a share of Common Stock as determined by the Committee in its absolute discretion.

      m) "Incentive Award" means an Option, SAR, Other Stock-Based Award or Other Incentive Award granted to a Participant pursuant to the terms of the Plan.

      n) "Option" means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

      o) "Other Incentive Award" means other Incentive Awards that are not equity-based or equity related granted to a Participant pursuant to Section 8. An Other Incentive Award may or may not be Performance-Based Compensation.

      p) "Other Stock-Based Award" means an equity or equity-related award granted to a Participant pursuant to Section 8. An Other Stock-Based Award may or may not be Performance-Based Compensation.

      q) "Participant" means an employee of the Company or a Subsidiary of the Company who is eligible to participate in the Plan and to whom one or more Incentive Awards have been granted pursuant to the Plan and, following the death of any such employee, his or her successors, heirs, executors and administrators, as the case may be.

      r) "Performance-Based Compensation" means compensation that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

      s) "Performance Committee" means such committee or subcommittee of the Board of Directors as shall be designated by the Board of Directors or the Committee from time to time to administer the Plan and exercise such discretion and authority under the Plan as is necessary to satisfy the requirements of
Section 162(m) of the Code for Performance-Based Compensation.

      t) "Performance Measures" means such measures as are described in Section 9 on which performance goals are based in order to qualify certain Incentive Awards granted hereunder as Performance-Based Compensation.

      u) "Performance Period" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Incentive Award that is intended to qualify as Performance-Based Compensation.




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      v) "Permitted Shareholders" means (a) J. Spencer Standish, (b) any of J.
Spencer Standish's descendants or legatees, (c) any executor, personal representative or spouse of J. Spencer Standish or any of his descendants, (d) any corporation, trust or other entity holding voting stock of the Company as to which one or more of the Persons identified in the foregoing clauses (a) through
(c) have Control, (e) any trust as to which Persons so identified in clauses (a) through (c) above hold at least 85% of the beneficial interest in the income and principal of the trust disregarding the interests of the contingent remaindermen and (f) any 401(k) or employee stock ownership plan for the benefit of employees of the Company.

      w) "Person" means a "person" as such term is used in Section 13(d) and 14(d) of the Exchange Act.

      x) "Plan" means this 2005 Incentive Plan, as it may be amended from time to time.

      y) "SAR" means a stock appreciation right granted to a Participant pursuant to Section 7.

      z) "Securities Act" means the Securities Act of 1933, as amended.

      aa) "Subsidiary" means as to any Person, any other Person (i) of which such Person directly or indirectly owns, securities or other equity interests representing 50% or more of the aggregate voting power or (ii) of which such Person possesses the right to designate or elect, or has designated, 50% or more of the directors or Persons holding similar positions.

3. Stock Subject to the Plan

      (a) In General

      Subject to adjustment as provided in Section 10 as well as otherwise in this Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to Incentive Awards granted under this Plan shall be (a) 500,000 plus (b) such additional number of shares as the Board of Directors shall, from time to time subsequent to January 1, 2006 and during the term of the Plan, determine; provided that the number of shares so added by the Board of Directors shall not exceed, in any one calendar year, 500,000; and provided, further, that the total number of shares of Common Stock then available for issuance under this Plan shall not exceed 1,000,000 at any time.

      For purposes of the preceding paragraph, shares of Common Stock issuable pursuant to Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant's permitted transferees as provided in the instrument or agreement evidencing such Incentive Award) pursuant to the Plan. For purposes of clarification, in accordance with the preceding sentence if an Incentive Award is settled for cash or if shares of Common Stock are withheld to pay the exercise price of an Option or to satisfy any tax withholding requirement in connection with an Incentive Award, only the shares issued (if any), net of the shares withheld, will be deemed delivered for purposes of determining the number of shares of Common Stock that are available for issuance under the Plan. In addition, if shares of Common Stock are issued subject to conditions which may result in the forfeiture, cancellation or return of such shares to the Company, any portion of the shares forfeited, cancelled or returned shall be treated as not issued pursuant to the Plan. In addition, if shares of Common Stock owned by a Participant (or such Participant's permitted transferees as provided in the instrument or agreement evidencing such Incentive Award) are tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an Incentive Award, the number of shares tendered shall be added to the number of shares of Common Stock that are available for issuance under the Plan. In addition, if the Company uses cash received by the Company in payment of the exercise price or purchase price in connection with any Incentive Award granted pursuant to the Plan to repurchase



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shares of Common Stock from any Person, the shares so repurchased will be added to the aggregate number of shares available for delivery under the Plan. For purposes of the preceding sentence, shares of Common Stock repurchased by the Company shall be deemed to have been repurchased using such funds only to the extent that such funds have actually been previously received by the Company and that the Company promptly designates in its books and records that such repurchase was paid for with such funds. Shares of Common Stock covered by Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) shall not count as used under the Plan for purposes of this Section 3.

      Subject to adjustment as provided in Section 10, the maximum number of shares of Common Stock that may be delivered in any fiscal year of the Company pursuant to Incentive Awards granted under the Plan to any single Participant shall not exceed 200,000 shares and the maximum cash payment made in any fiscal year of the Company pursuant to Incentive Awards granted under the Plan to any single Participant shall not exceed $3,000,000, in each case prorated on a daily basis for any fiscal year of the Company that is shorter than 365 days.

      (b) Prohibition on Substitutions and Repricings

      In no event shall any repricing (within the meaning of US generally accepted accounting practices or any applicable stock exchange rule) of Incentive Awards issued under the Plan be permitted at any time under any circumstances, in each case unless the shareholders of the Company expressly approve such substitution or repricing.

4. Administration of the Plan

      The Plan shall be administered by a Committee of the Board of Directors and, to the extent necessary to satisfy the requirements of Section 162(m) of the Code for Performance-Based Compensation, by one or more Performance Committees. Each Performance Committee so appointed shall consist of two or more persons, all of whom qualify as "outside directors" within the meaning of
Section 162(m) of the Code. As used in the Plan, references to the "Committee" shall be deemed to refer to a Performance Committee to the extent that the action contemplated by the provision in which such reference occurs would be required to be taken by a Performance Committee in order to satisfy the requirements of Section 162(m) of the Code for Performance-Based Compensation.

      The Committee shall, consistent with the terms of the Plan, from time to time designate those who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof.

      The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Incentive Award (and any agreement evidencing any Incentive Award) granted thereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. Without limiting the generality of the foregoing, (i) the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment and (ii) the employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. Decisions of the Committee shall be final, binding and conclusive on all parties.



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

      On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant's employment during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award, except as otherwise proscribed by applicable law.

      In addition to such other rights of indemnification as they may have as directors, as members of the Committee or otherwise, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with an appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Incentive Award granted hereunder and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

5. Eligibility

      The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those key employees responsible for the management, growth and protection of the business of the Company, as determined by the Committee from time to time in its sole discretion. All Incentive Awards granted under the Plan shall be evidenced by a separate written agreement entered into by the Company and the recipient of such Incentive Award.

6. Options

      The Committee may from time to time grant Options. Subject to the provisions of the Plan, the Committee shall have authority, within its absolute discretion:

      (a) to determine which of the key employees of the Company and its Subsidiaries shall be granted Options;

      (b) to determine the time or times when Options shall be granted and the number of shares to be subject to each Option;

      (c) to determine the exercise price of the Common Stock subject to each Option, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant;

      (d) to determine the Fair Market Value of the Common Stock on the date of grant of an Option;

      (e) to determine the term of each Option, which shall not continue for more than twenty years from the date of grant of the Option, and to accelerate the expiration of the term of an Option;

      (f) to determine the time or times when each Option shall be exercisable and to accelerate at any time the time or times when an outstanding Option shall be exercisable, provided that no Option may be exercisable before the first anniversary of its date of grant;



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

      (g) to accept, as full or partial payment of the exercise price and/or any taxes to be withheld by the Company upon exercise of any Option, shares of Common Stock tendered by the Participant or requested by the Participant to be withheld from the shares to be delivered upon such exercise, and to determine the value of the shares so tendered or withheld;

      (h) to determine, to the extent permitted by law, the status under the Internal Revenue Code of any Option granted under the Plan, including, without limitation, whether the option shall be treated as an "incentive stock option" within the meaning of the Code;

      (i) to determine the effect on any Option of the termination of the employment of the Participant, of any conduct or activity of the Participant, or of any Change in Control;

      (j) to determine the extent to which Options granted under the Plan shall be assignable or transferable; and

      (k) to prescribe from time to time the form or forms of the instruments evidencing Options granted under the Plan.

7. Stock Appreciation Rights

      (a) Terms

      The Committee may from time to time grant SARs. Subject to the provisions of the Plan, the Committee shall have authority, within its absolute discretion:

            (i) to determine which of the key employees of the Company and its Subsidiaries shall be granted SARs;

            (ii) to determine whether SARs are granted on a stand-alone basis or in tandem with an Option, whether contemporaneously with or after the grant of the Options to which they relate;

            (iii) to determine whether SARs may be settled in shares of Common Stock, in cash, or in some combination of Common Stock or cash;

            (iv) to determine the time or times when SARs shall be granted and the number of shares for which they are exercisable;

            (v) to determine the exercise price of each SAR, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant, provided, however that the exercise price of a SAR that is tandem to an Option and that is granted after the grant of such Option may have an exercise price less than 100% of the Fair Market Value of a share of Common Stock on the date on which such SAR is granted provided that such exercise price is at least equal to the exercise price of the related Option;

            (vi) to determine the Fair Market Value of the Common Stock on the date of grant of a SAR;



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

            (vii) to determine the term of each SAR, which shall not continue for more than twenty years from the date of grant of the SAR, and to accelerate the expiration of the term of a SAR;

            (viii) to determine the time or times when each SAR shall be exercisable and to accelerate at any time the time or times when an outstanding SAR shall be exercisable, provided that no SAR may be exercisable before the first anniversary of its date of grant;

            (ix) to accept, as full or partial payment of any taxes to be withheld by the Company upon exercise of any SAR that is to be settled in shares of Common Stock, shares of Common Stock tendered by the Participant or requested by the Participant to be withheld from the shares to be delivered upon such exercise, and to determine the value of the shares so tendered or withheld;

            (x) to determine the effect on any SAR of the termination of the employment of the Participant, of any conduct or activity of the Participant, or of any Change in Control;

            (xi) to determine the extent to which SARs granted under the Plan shall be assignable or transferable; and

            (xii) to prescribe from time to time the form or forms of the instruments evidencing SARs granted under the Plan.

      (b) Benefit Upon Exercise

      Unless otherwise provided in the instrument or agreement evidencing such SAR, the exercise of an SAR with respect to any number of shares of Common Stock shall entitle the Participant to (i) a cash payment, for each such share, equal to the excess of (A) the Fair Market Value of a share of Common Stock on the effective date of such exercise over (B) the per share exercise price of the SAR, (ii) the issuance or transfer to the Participant of the greatest number of whole shares of Common Stock which on the date of the exercise of the SAR have an aggregate Fair Market Value equal to such excess or (iii) a combination of cash and shares of Common Stock in amounts equal to such excess; in each case, as and to the extent provided in the instrument or agreement evidencing such SAR.

      (c) Exercise of Tandem SARs

      The exercise with respect to a number of shares of Common Stock of an SAR granted in tandem with an Option shall cause the immediate cancellation of the Option with respect to the same number of shares. The exercise with respect to a number of shares of Common Stock of an Option to which a tandem SAR relates shall cause the immediate cancellation of the SAR with respect to an equal number of shares.

8. Other Awards

      (a) Other Stock-Based Awards

      The Committee may grant equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject



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to performance-based and/or service-based conditions, (iii) be in the form of phantom stock, restricted stock, restricted stock units, performance shares, or share-denominated performance units and (iv) be designed to comply with applicable laws of jurisdictions other than the United States. Other Stock-Based Awards that are intended to qualify as Performance-Based Compensation shall also be subject to Section 9 of the Plan.

      (b) Other Incentive Awards

      The Committee may grant other Incentive Awards that are not equity-based or equity related, in such amounts as the Committee shall determine. Subject to the terms of the Plan, the Committee shall have the authority, within its absolute discretion, to determine the terms and conditions of such Incentive Awards, including, without limitation, the Performance Measures, if any, relating to such Incentive Awards and the length of any Performance Periods. Other Incentive Awards that are intended to qualify as Performance-Based Compensation shall also be subject to Section 9 of the Plan.

9. Performance-Based Compensation

      (a) Performance Measures and Periods

      The performance goals upon which the payment or vesting of any Incentive Award (other than Options and SARs) to a Covered Employee that is intended to qualify as Performance-Based Compensation depends shall relate to one or more of the following Performance Measures, each of which may be based on absolute standards, ratios, or comparisons: revenue; net sales; cost of goods sold; operating income; operating cash flow; net income; marginal contribution; interest income; interest expense; earnings per share; return on sales; return on assets; return on equity; return on invested capital; working capital; market share; inventory; accounts receivable; costs of goods sold; selling and/or general expenses; technical and/or research expenses; net income or earnings before any or all of interest, taxes, depreciation, amortization and non-cash charges; other income or expense; income before income taxes; shareholders' equity; cash provided by operating activities; and Consolidated EBITDA, Consolidated Tangible Net Worth and Leverage Ratio, each as defined in the Company's Revolving Credit Facility Agreement dated January 8, 2004 (a copy of which is filed as an exhibit to the Company's Annual Report of Form 10-K for the year ended December 31, 2004).

      Performance Periods may be less than, equal to or longer than one fiscal year of the Company and may be overlapping. Within 90 days after the beginning of a Performance Period, and in any case before 25% of the Performance Period has elapsed, the Committee shall establish (a) performance goals and objectives for the Company for such Performance Period, (b) target awards for each Participant, and (c) schedules or other objective methods for determining the applicable performance percentage to be applied to each such target award.

      The measurement of any Performance Measure(s) may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles or as identified in the Company's audited financial statements, including the notes thereto, as well as (a) severance costs or charges, (b) equipment relocation costs or charges, or (c) equipment write-off or write-down costs or charges. Any Performance Measure(s) may be used to measure the performance of the Company or a Subsidiary as a whole or any business unit of the Company or any Subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or a published index that the Committee, in its sole discretion, deems appropriate.



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      Nothing in this Section 9 is intended to limit the Committee's discretion to adopt conditions or goals that relate to performance other than the Performance Measures with respect to any Incentive Award (x) that is not intended to qualify as Performance-Based Compensation, or (y) in the case of an Incentive Award that is intended to qualify as Performance-Based Compensation, where such goals, measures or conditions are used only to decrease the amount payable pursuant to such Incentive Award. In addition, the Committee may, subject to the terms of the Plan, amend previously granted Incentive Awards in a way that disqualifies them as Performance-Based Compensation.

      (b) Committee Discretion

      With respect to any Performance Period, the Committee shall not have discretion to change the performance goals, increase the amount of a potential award, or modify any other provision after the time permitted to set such goals under the requirements of Section 162(m) in any way that would cause such compensation to be not Performance-Based Compensation, unless the Committee intends that such compensation be disqualified as Performance-Based Compensation.

      In the event that the requirements of Section 162(m) and the regulations thereunder change to permit Committee discretion to alter the Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

10. Adjustment Upon Changes in Common Stock

      Notwithstanding any other provision of the Plan, in the event of any change in the outstanding shares of Common Stock by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares or the like, the aggregate number and class of shares for which options may be granted under the Plan, the number and class of shares covered by or issuable pursuant to Incentive Awards granted under the Plan and the value of any outstanding Incentive Awards may be (but are not required to be) appropriately adjusted by the Committee, whose determination shall be conclusive. No fractional shares shall be issued under the Plan and any fractional shares resulting from computations pursuant to this Section shall be eliminated from the Incentive Award.

11. Rights as a Stockholder

      No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award granted pursuant to the Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 10 hereof, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

12. No Special Employment Rights; No Right to Incentive Award

      (a) Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his or her employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

      (b) No person shall have any claim or right to receive an Incentive Award hereunder. The Committee's granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any



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time nor preclude the Committee from making subsequent grants to such
Participant or any other Participant or other person.

13. Securities Matters

      (a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until it is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.

      (b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Company may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of shares of Common Stock pursuant to any Incentive Award to ensure compliance under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of shares of Common Stock pursuant to any Incentive Award. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14. Withholding Taxes

      (a) Cash Remittance

      Whenever shares of Common Stock are to be issued upon the exercise of an Option or the grant or vesting of an Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, grant or vesting prior to the delivery of any certificate or certificates for such shares or the effectiveness of the lapse of such restrictions. In addition, upon the exercise or settlement of any Incentive Award in cash, the Company shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or settlement.

15. Amendment or Termination of the Plan

      The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders no revision or amendment shall, except as provided in Section 10 hereof, (i) increase the number of shares of Common Stock that may be issued under the Plan or (ii) materially modify the requirements as to eligibility for participation in the Plan. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights



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

under any previously granted and outstanding Incentive Award. Nothing herein shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

16. No Obligation to Exercise

      The grant to a Participant of an Option, SAR or other Incentive Award that requires exercise before benefits are distributed or paid, shall impose no obligation upon such Participant to exercise such Option, SAR or other Incentive Award.

17. Transfers Upon Death

      Except as otherwise provided in the instrument evidencing such award, upon the death of a Participant, or upon the transfer of an Incentive Award in the manner (if any) permitted pursuant to the instrument evidencing such award, outstanding Incentive Awards granted to such Participant may be exercised by the executors or administrators of the Participant's estate or by any person or persons who shall have acquired such right to exercise by will, by the laws of descent and distribution, or by such permitted transfer. No transfer of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of any will, deed of transfer and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

18. Expenses and Receipts

      The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

19. Governing Law

      The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of New York without regard to its conflict of law principles.

20. Effective Date and Term of Plan

      The Plan was adopted by the Board of Directors on February 18, 2005, subject to the approval of the Plan by the shareholders of the Company. No grants may be made under the Plan after February 18, 2015.


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